EXHIBIT 99.2

Lockheed Martin

Business Area Realignment

June 27, 2003

Chart 1

Safe Harbor Statement

Our presentation today may contain “forward-looking” statements about our expectations or forecasts of future events. These statements can be affected by subsequent events, known or unknown risks and uncertainties, or inaccurate assumptions. Some of the factors that may cause our statements to differ materially include: the timing and availability of future government awards; customer budgetary constraints; our ability to achieve cost savings; program performance; general economic, business and regulatory conditions and other factors. We are not obligated (and disclaim any duty) to update or correct forward-looking statements to reflect new developments. You should read our SEC filings, including our 2002 Form 10-K and 2003 Form 10-Q, for more information on the types of risks and other factors that could adversely affect these statements.

Chart 2

Consolidated Growth Projections

	% Change 2003 vs. 2002	% Change 2004 vs. 2003
Sales	+ 8-12%	+ ~ 5%
Segment EBIT	+ 14-19%	+ 5-10%
Segment Margins	+ ~ 50 bps	+ 10-50 bps

Unchanged From Prior Guidance

Chart 3

Guidance By Business Area

•	Electronic Systems

•	Aeronautics

•	Space Systems

•	Technology Services

•	Integrated Systems and Solutions

Chart 4

Electronic Systems

	Actuals*		Estimate
	2001	2002	2003	2004
Sales	$8.1B	$8.7B	$8.8-9.1B	$9.2-9.5B
Operating EBIT	816M	875M	870-895M	890-915M
Operating Margins	10.1%	10.1%	9.5-10.0%	9.5-10.0%

*	Actuals Reflect Results Reported for the Former Systems Integration Business Area After Adjusting for Realigned Businesses (See SEC Form 8-K Filed June 27, 2003)

Chart 5

Aeronautics

	Actuals		Estimate
	2001	2002	2003	2004
Sales	$5.4B	$6.5B	$8.4-8.9B	$8.9-9.4B
Operating EBIT	329M	448M	600-650M	725-775M
Operating Margins	6.1%	6.9%	7.0-7.5%	8.0-8.5%
Deliveries
F-16	24	21	65-70	65-70
C-130J	15	8	12-14	12-14

Unchanged From Prior Guidance

Chart 6

Space Systems

	Actuals*		Estimate
	2001	2002	2003	2004
Sales	$5.0B	$5.3B	$5.2-5.6B	$5.2-5.6B
Operating EBIT	243M	279M	335-385M	335-385M
Operating Margins	4.8%	5.3%	~ 6.5%	~ 6.5%
Atlas and Proton Launches	6	9	5-8	5-8

* Actuals Adjusted for Realigned Businesses (See SEC Form 8-K Filed June 27, 2003)

Chart 7

Technology Services

	Actuals		Estimate
	2001	2002	2003	2004
Sales	$2.8B	$3.1B	$3.1-3.4B	$3.4-3.8B
Operating EBIT	114M	177M	210-235M	240-280M
Operating Margins	4.1%	5.7%	6.5-7.0%	7.0-7.5%

Unchanged From Prior Guidance

Chart 8

Integrated Systems and Solutions

	Actuals*		Estimate
	2001	2002	2003	2004
Sales	$2.7B	$3.0B	$3.1-3.4B	$3.2-3.5B
Operating EBIT	207M	241M	245-270M	255-280M
Operating Margins	7.6%	8.0%	~ 8.0%	8.0-8.5%

* Actuals Reflect Results of Realigned Businesses Previously Reported in the Former Systems Integration and Space Businesses Areas (See SEC Form 8-K Filed June 27, 2003)

Chart 9

Unallocated Corporate Income / (Expense)

($	M)

		Actuals				Estimate
		2001		2002		2003		2004
FAS/CAS Adjustment		$360		$243		($305)		($400)-($550)
Equity Income	}		}		}		}
Interest Income		11		7		(30)		25-(25)
Stock Plan /Other
Total		$371		$250		($335)		($375)-($575)

Unchanged From Prior Guidance

Chart 10

Outlook Summary

($ M)	2003	2004
Sales Growth	8-12%	~ 5%
EBIT – Op’s	$2,300-$2,400	$2,500-$2,600
E.P.S.	$2.20-$ 2.30	N/A
FAS/CAS Adjustment	~ ($305)	($400)-($550)
Other Unallocated	($30)	$25-($ 25)
Depreciation	$475	$525
Intangible Amortization	$125	$125
Interest Expense	~ $510	~ $490
Federal Tax Rate	31-32%	31-32%
Average Shares	~ 455M	~ 465M
Cash From Operations	≥ $1,500	≥ $1,700
Capital Expenditures	~ $700	~ $700

Unchanged From Prior Guidance

Chart 11

GRAPHIC